SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        February 1, 2001
                                                --------------------------------



                         Essex Bancorp, Inc.
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              Exact name of registrant as specified in its charter



          Delaware                     1-10506                 54-1721085
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(State or other jurisdiction         (Commission              (IRS Employer
of incorporation)                    File Number)          Identification No.)



       Interstate Corporate Center
          Building 9, Suite 200
            Norfolk, Virginia                                       23502
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Address of principal executive offices                            Zip Code



Registrant's telephone number, including area code       (757) 893-1300
                                                  ------------------------------



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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events

         Essex Bancorp, Inc. ("Registrant") issued a press release on February 1, 2001 announcing that, among other things, at a meeting on February 1, 2001, the Registrant's Board of Directors (the "Board") unanimously decided to consider the viability of a going-private transaction, which would be subject to the recommendation and approval of a Special Committee. If such a transaction goes forward, it will also be subject to shareholder approval. The impetus for such a transaction is the Board's belief that neither the Registrant nor its common shareholders derives any material economic benefit from the continued registration of its common shares and that the monetary expense to the Registrant and the management time involved with the Registrant's continued status as a public company significantly outweigh any benefit that may be received by the Registrant or its common shareholders. In a going-private transaction, the Registrant would merge with a subsidiary, and the Registrant's common shareholders would receive a cash payment for their shares. The Board believes that such a going-private transaction may be the best way to provide liquidity and a return to the Registrant's common shareholders. As the
Registrant has previously disclosed, the accumulating dividends on the Registrant's classes of preferred stock are such that the Registrant's book value per common share is likely to remain negative, and even increase, for the foreseeable future. Based on a preliminary analysis, which takes into consideration the current and prospective negative book value per common share, the unlikely prospect for common stock dividends, the number of common shares currently outstanding and other factors, the Board believes that if the going-private transaction takes place, the cash price to be paid to shareholders would be approximately $1.45 per share.

         Accordingly, the Board has formed a Special Committee and has authorized it to, among other things, (i) retain a financial adviser to render an opinion as to the fairness of the cash consideration to be received by common shareholders from a financial point of view, (ii) retain securities counsel to ensure compliance with securities regulations and special counsel to assist in the decision-making process, (iii) pursue requisite regulatory approvals for such a transaction and (iv) evaluate alternatives for financing the payment to shareholders and the related transaction fees. The results of these activities will ultimately be the basis for a recommendation by the Special Committee to the Board with regard to the structure, fairness and advisability of the going-private transaction. Although there can be no assurances that the going-private transaction will take place, the Board currently anticipates that it may submit a proposal to the Registrant's shareholders for their approval at the Registrant's annual meeting to be held on June 21, 2001. This annual meeting date has been rescheduled from the previously-announced date.

         The Registrant's press release is not an offer to acquire any shares of common stock. If the Registrant proceeds with a going-private transaction, the shareholders will receive a proxy statement describing the transaction (including any conditions to the closing of the transaction). Any decision regarding such a transaction should be based on that disclosure.

         The above discussion may contain forward-looking statements that involve assumptions and potential risks and uncertainties. The Registrant's future results could differ materially from those discussed herein. Readers should not place undue reliance on any forward-looking statements, which are applicable only as of the date hereof.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            Essex Bancorp, Inc.


         February 6, 2001                   By:  /s/ Gene D. Ross
         ----------------                        ------------------------------
               (Date)                           Gene D. Ross
                                                Chairman, President and
                                                Chief Executive Officer


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